Pegasystems Inc.
2024 Executive Officers Base Salaries and Target Bonus Percentages and Incentives

Name	Title	Base Salary	Target Incentive Plan Bonus*
Alan Trefler	Chief Executive Officer and Chairman	$600,000	100%
Kenneth Stillwell	Chief Operating Officer and Chief Financial Officer	$550,000	80%
Kerim Akgonul	Chief Product Officer	$468,000	75%
John Higgins**	Chief of Client & Partner Success	£386,000	50%
Leon Trefler***	Chief of Clients and Markets	$415,000	50%

*	Percentage of base salary
**	John Higgins will also be eligible for target sales commissions of £180,000
***	Leon Trefler will also be eligible for target sales commissions of $410,000